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                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT dated December 29, 1997 among FRISBY TECHNOLOGIES, INC., a North Carolina corporation (the "Company"), JEFFRY D. FRISBY ("J. Frisby"), GREGORY S. FRISBY ("G. Frisby")(each of J. Frisby and G. Frisby, a "Frisby Stockholder" and, collectively, the "Frisby Stockholders"), and MUSI INVESTMENTS S.A., a Luxemburg societe anonyme ("MUSI") (each of the Frisby Stockholders and MUSI, a "Stockholder" and, collectively, the "Stockholders").

                                    RECITALS

         A. J. Frisby owns 1,419,643 shares of Common Stock, G. Frisby owns 1,419,643 shares of Common Stock and MUSI owns 441,327 shares of Common Stock, which shares, collectively, constitute 100% percent of the outstanding capital stock of the Company.

         B. The Company and the Stockholders believe it would be in their mutual best interest to ensure a degree of continuity of management and ownership of and certain rights in respect of the Company by imposing certain restrictions and obligations on the ownership, retention and disposition of the capital stock of the Company.

         NOW, THEREFORE, the parties hereto agree as follows:


                                 I. DEFINITIONS

                  1.1.  Definitions.

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         "Agreement" means this agreement, as the same may be amended from time to time.



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         "Board of Directors" means the Board of Directors of the Company.

         "Closing Date" means the date hereof.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Convertible Preferred Stock" means the convertible preferred stock of the Company as more particularly described in that certain Certificate of Designation, attached as Exhibit A to the Purchase Agreement.

         "Director" means a member of the Board of Directors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Frisby Permitted Transferee" means, with respect to any Frisby Stockholder, (i) any spouse or lineal descendant of such Frisby Stockholder,
(ii) any trust (or equivalent estate planning entity) where all of the beneficial interest is held by such Frisby Stockholder and/or his spouse and/or lineal descendants, or (iii) any other Frisby Stockholder; provided, however, that each such transferee will be a Frisby Permitted Transferee for purposes of this Agreement only if such transferee shall have executed and delivered to each of MUSI and the Company an instrument reasonably satisfactory to MUSI pursuant to which such transferee will have agreed to be bound by all of the terms of this Agreement applicable to its transferor.

         "Frisby Stockholder Group" means each of the Frisby Stockholders or any Frisby Permitted Transferee.

         "Initial Public Offering" means the first Public Offering of equity securities of the Company.

         "Public Offering" means any primary or secondary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration on Form S-4 or Form S-8 or any successor or similar form.

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         "Pro Rata" means, with respect to any offer including Securities, an offer based on the relative percentages of Securities then held by all of the holders of Securities to whom such offer is made.

         "Purchase Agreement" means the Purchase Agreement dated as of the date hereof between the Company and MUSI.

         "Registrable Securities" means shares of Common Stock; provided that such securities will cease to be Registrable Securities when and to the extent that (i) a registration statement relating to such securities shall have been declared effective by the Commission and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities have been transferred to a party in violation of this Agreement,(iii) such Registrable Securities have ceased to be outstanding, or
(iv) such Registrable Securities are sold without registration pursuant to Rule 144.

         "Registration Expenses" means all (i) registration and filing fees with the Commission, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties),
(v) fees and expenses of counsel and independent public accountants for the Company, (vi) fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) fees and expenses of listing the Registrable Securities, if any, (viii) rating agency fees, (ix) transfer taxes, and (x) reasonable fees and expenses of one counsel for the selling Stockholders.

         "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time.

         "Securities" means the Common Stock and Convertible Preferred Stock.

         "Third Party" means a prospective purchaser of the Securities in an arm's-length transaction where such purchaser is not the Company, an Affiliate of the Company or an Affiliate of any Stockholder or a Frisby Permitted Transferee.

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         "Transferee" means any Person to whom any Stockholder Transfers any
Securities (other than in a sale pursuant to an effective registration statement or without registration pursuant to Rule 144) in accordance with this Agreement and who agrees to be bound by and to comply with all applicable provisions of this Agreement.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

                  (b) Except as otherwise provided herein, any right or action that may be taken at the election of the Frisby Stockholder Group will be taken by a representative of the Frisby Stockholder Group (the "Frisby Group Representative") on behalf thereof. The initial Frisby Group Representative will be G. Frisby. Upon the death or permanent disability of G. Frisby, the Frisby Stockholder Group may designate a successor Frisby Group Representative upon vote of the members thereof holding a majority of the Common Stock not held by
G. Frisby or his estate; provided, however, that (i) if no such successor is so designated within 30 calendar days from such death or permanent disability, such successor will be a member of the Frisby Stockholder Group designated by MUSI and (ii) in the event that no Person is acting as the Frisby Group Representative as of the time any action is otherwise to be taken hereunder by the Frisby Group Representative or the Frisby Stockholder Group, such action may be taken on behalf of the entire Frisby Stockholder Group by written action or consent of the holders of a majority of shares of Common Stock then held by the members of the Frisby Stockholder Group. Any change in the Frisby Group Representative will become effective upon notice in accordance with Section 6.3.

                  (c) For purposes of this Agreement, any action or consent contemplated to be taken or given by MUSI and its permitted Transferees will be effective if taken or given, as the case may be, by MUSI or its permitted Transferees which own the largest portion of the Securities owned by MUSI and all of its permitted Transferees as of the relevant time.


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                         II. RIGHTS AND OBLIGATIONS WITH
                               RESPECT TO TRANSFER

                  2.1. Transfers. Until the fifth anniversary of the Closing Date, no Frisby Stockholder may offer, sell, assign, grant a participation in, pledge or otherwise transfer ("Transfer") any interest in any of its Common Stock without the prior written consent of MUSI, other than (i) to any Frisby Permitted Transferee, (ii) as provided in Articles II or III of this Agreement, or (iii) in sales made pursuant to an effective registration statement or without registration pursuant to Rule 144 after the Initial Public Offering.

                  2.2. Restrictive Legend. (a) Each certificate representing Securities owned by any Stockholder will include the following legend (in addition to such legends as may be appropriate under applicable securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF [INSERT THE DATE OF THIS AGREEMENT], AS FROM TIME TO TIME AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM FRISBY TECHNOLOGIES, INC.

                  (b) Each certificate representing Securities owned by any Stockholder or any Transferee thereof (other than shares that have been sold pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act) will (unless otherwise permitted by the provisions of Section 2.2(c)) include a legend substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                  (c) Any Stockholder may, upon providing evidence (which, if required by the Company, may include an opinion of counsel) reasonably satisfactory to the Company, that such Securities either are not "restricted securities" (as defined in Rule 144) or may be sold pursuant to Rule 144(k), exchange the certificate representing such Securities for a new certificate that does not bear a legend relating to restrictions under the securities laws.

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                  2.3. Third Party Transfers. (a) If any Stockholder desires to
Transfer any of its Securities (other than pursuant to a Public Offering) to a Third Party (a "Selling Stockholder"), such Selling Stockholder may not effect such Transfer of such Securities (the "Offered Stock") to a Third Party (a "Third Party Sale") unless such Stockholder complies with this Section 2.3.

                  (b) Prior to consummating a Third Party Sale, the Selling Stockholder will deliver to each other Stockholder (the "Non-Offering Stockholders") a written notice (an "ROFO Offer Notice") specifying (i) the aggregate amount of cash consideration (the "Offer Price") for which the Selling Stockholder proposed to sell the Offered Stock in such proposed Third Party Sale, (ii) the identity and name of the purchaser, and if applicable, such purchaser's ultimate beneficial owner(s), in such Third Party Sale, and (iii) all other material terms of such proposed Third Party Sale. If a Non-Offering Stockholder delivers to the Selling Stockholder a written notice (an "Acceptance Notice") within 20 Business Days following the delivery of the ROFO Offer Notice (such 20 Business Day period being referred to herein as the "ROFO Acceptance Period") stating that the Non-Offering Stockholder is willing to purchase all of the Offered Stock for the Offer Price and on the other terms set forth in the Offer Notice, the Selling Stockholder will sell all (but not less than all) of the Offered Stock to such Non-Offering Stockholder and such Non-Offering Stockholder will purchase such Offered Stock from the Selling Stockholder, on the terms and subject to the conditions set forth below; provided, however, that if more than one Non-Offering Stockholder so notifies the Selling Stockholder within the ROFO Acceptance Period that it is willing to purchase all of the Offered Stock for the Offer Price and on the terms set forth in the Offer Notice, the Offered Stock and the Offer Price will be allocated among such Non-Offered Stockholders (each, a "Purchasing Stockholder") proportionately based upon their respective percentage ownership interest in the Company or as may otherwise be specified by such Purchasing Stockholders.

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                  (c) The consummation of any purchase of any Offered Stock by a
Purchasing Stockholder pursuant to this Section 2.3 (the "ROFO Closing") will occur not earlier than 10 calendar days nor later than 120 calendar days following the delivery of the Acceptance Notice (the intervening period being referred to herein as the "ROFO Closing Period") at the principal executive offices of the Company. At the ROFO Closing, (i) the Selling Stockholder will deliver to the Purchasing Stockholder one or more certificates evidencing all of the Offered Stock duly endorsed for transfer to the Purchasing Stockholder, together with such other duly executed instruments or documents as may reasonably be required to permit the Purchasing Stockholder to acquire the Offered Stock free and clear of any claims, liens, pledges, options, encumbrances, security interests, commitments and other restrictions of any kind (collectively, "Encumbrances"), except for Encumbrances created by this Agreement, federal or state securities laws, the Purchasing Stockholder or specified in the Offer Notice, and (ii) the Purchasing Stockholder will deliver to the Selling Stockholder by wire transfer to an account designated by the Selling Stockholder an amount in immediately available funds equal to the Offer Price. In the event that any Third Party Sale provides that a portion of the Offer Price is to be paid over time, as a condition to the obligation of the Selling Stockholder to sell the Offered Stock, the Purchasing Stockholder will provide the Selling Stockholder with suitable collateral as security for such future payment obligations.

                  (d) If no Acceptance Notice relating to a proposed Third Party Sale shall have been delivered to the Selling Stockholder prior to the expiration of the ROFO Acceptance Period, if the Non-Offering Stockholders shall not have delivered to the Selling Stockholder, prior to the expiration of the ROFO Acceptance Period, written confirmation of the Non-Offering Stockholder's intent not to purchase the Offered Shares ("Stockholder Rejection Notice"), or if the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the Purchasing Stockholder was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transaction to be consummated by the Purchasing Stockholder at the ROFO Closing or the Purchasing Stockholder was not so ready, willing and able to consummate the transaction to be so consummated by the Purchasing Stockholder at the ROFO Closing as a result of the Selling Stockholder's failure reasonably to cooperate in good faith with the efforts of the Purchasing Stockholder to consummate such transaction), the Selling Stockholder may consummate the proposed Third Party Sale in accordance with this Section 2.3(d).

                  (e) The Selling Stockholder may consummate a Third Party Sale that it is otherwise entitled to consummate pursuant to this Section 2.3(d) only:

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                  (i) during the 60 calendar day period immediately following the sooner to occur of (x) the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to the Selling Stockholder), or (y) the Selling Stockholder's receipt of the Stockholder Rejection Notice from the Non-Offering Stockholder, or the 60 calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to the Selling Stockholder but the ROFO Closing failed to timely occur),

                  (ii) at a price at least equal to the Offer Price, and

                  (iii) upon non-price terms no less favorable to the Selling Stockholder than those set forth in the Offer Notice.

                  (f) This Section 2.3 shall, with respect to MUSI, terminate and be of no further force and effect upon expiration of the "lock-up" period to which the Stockholders agree to be bound in connection with the Initial Public Offering and, with respect to the Frisby Stockholder Group, continue in effect after the expiration of such "lock-up" until the fifth anniversary of the date hereof.

                  (g) Shares of Securities acquired by a Third Party pursuant to a Third Party Sale shall no longer subject to the restrictions contained in this
Section 2.3.

                  2.4. Improper Transfer. (a) Any attempt to Transfer any Securities not in compliance with this Agreement will be null and void and neither the Company nor any transfer agent of the Company will register, or otherwise recognize in the Company's records, any such improper Transfer. Any cost or loss incurred as a result of any such attempt to transfer shall be borne by the Stockholder who attempted such improper Transfer.

                  (b) No Stockholder will enter into any transaction or series of transactions for the purpose or with the effect of, directly or indirectly, denying or impairing the rights or obligations of any Person under this Agreement, and any such transaction will be null and void and, to the extent that such transaction requires any action by the Company, it will not be registered or otherwise recognized in the Company's records or otherwise.

                  2.5. Transferees. Except as otherwise specifically provided herein, any and all provisions of this Agreement which apply to the Stockholders will apply with equal force to any Transferee.

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                            III. REGISTRATION RIGHTS

                  3.1. Required Registration. (a) In the event that the Company has not completed an Initial Public Offering of Common Stock prior to the third anniversary of this Agreement, MUSI or the Frisby Group Representative, on behalf of the Frisby Stockholder Group, may require the Company, by providing it with a written request, to register under the Securities Act all or part of the Registrable Securities of such Stockholder (a "Required Registration"). Such request will specify the number of shares of Registrable Securities proposed to be offered for sale by such Stockholder and will also specify the intended method of disposition thereof.

                  (b) If the Stockholder so elects, the offering of the Stockholder's Registrable Securities pursuant to the Required Registration will be in the form of an underwritten offering. The Board of Directors will select the managing Underwriter and any additional underwriters in connection with the offering.

                  (c) If, in connection with the Required Registration, the Company or any other Stockholders also propose to sell securities and the managing Underwriter of an offering described in this Section 3.1 advises the Company, the requesting Stockholder and such other Stockholders in writing that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the securities requested to be included, then the Company will include in such registration (i) first, the Registrable Securities requested to be included by the Stockholder who made the Required Registration, (ii) second, the securities the Company proposes to offer for sale, which number of securities to be registered will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter, and (iii) third, such number of Registrable Securities as the other Stockholders propose to offer for sale and the managing Underwriter recommends be included in such offering, allocated pro rata among such Stockholders.

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                  3.2. MUSI Demand Registrations. (a) At any time and from time to time following the eighteen month anniversary of the Initial Public Offering, MUSI may make written requests for registration under the Securities Act of all or part of MUSI's Registrable Securities (a "MUSI Demand Registration"); provided, however, that the Company will not be obliged to effect a MUSI Demand Registration on more than two (2) occasions. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

                  (b) If MUSI so elects, the offering of the MUSI Registrable Securities pursuant to such MUSI Demand Registration will be in the form of an underwritten offering. MUSI will select the managing Underwriter(s) and any additional participants in connection with the offering.

                  (c) If, in connection with any MUSI Demand Registration, the Company or any other Stockholder also proposes to sell securities and the managing Underwriter of an offering described in this Section 3.2 advises the Company, MUSI and the other Stockholders in writing that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the securities requested to be included, then the Company will include in such registration (i) first, the Registrable Securities MUSI proposes to offer for sale, which number of securities will be reduced to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing Underwriter, (ii) second, the securities the Company proposes to offer for sale, which number of securities will be reduced to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing Underwriter and (iii) third, the Registrable Securities the other Stockholders propose to offer for sale and the managing Underwriter recommends be included in such offering, allocated pro rata among such Stockholders.

                  (d) Notwithstanding the foregoing provisions of this Section 3.2, in the event the Company receives notice of a MUSI Demand Registration, the Company may elect once, and only once, by written notice to MUSI within 20 days after receipt of such notice, to proceed with a registration of Common Stock for the Company's account in lieu of proceeding with the MUSI Demand Registration, in which case the provisions of Section 3.3 (and not this Section 3.2) will apply. If the Company exercises the right described in the preceding sentence, MUSI will not be deemed (for purposes of determining the number of future MUSI Demand Registrations that may be demanded under the terms of this Agreement) to have exercised the right to request a MUSI Demand Registration unless at least 50% of the Registrable Securities that MUSI desired to include in such registration were included pursuant to Section 3.3

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                  (e) Notwithstanding any other provision hereof, MUSI will not initiate a demand registration unless it proposes to include therein Registrable Securities which it believes in good faith to have a value of at least $500,000.

                  3.3. Piggy-Back Registration. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its securities, then the Company will give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable (provided that holders of Registrable Securities will be given such notice not less than 20 calendar days prior to the deadline set by the Company for electing to include Registrable Securities in such offering), and such notice will offer such holders the opportunity, subject to the limitations provided in Section 3.3(b), to register such number of shares of Registrable Securities as such Stockholders may request on the same terms and conditions as the registration of the Company's or such other holders' securities.

                  (b) Notwithstanding anything contained herein, if the managing Underwriter of an underwritten offering under this Section 3.3 advises the Company in writing that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the securities requested to be included, then the Company will include in such registration (i) first, the securities the Company proposes to offer for sale and (ii) second, the number of other securities of the Company (including, without limitation, Registrable Securities) so requested to be included which in the opinion of the managing Underwriter can be sold, allocated pro rata among the Stockholders proposing to offer Registrable Securities for sale.

                  (c) A request by MUSI or the Frisby Stockholder Group to include Registrable Securities in a proposed underwritten offering pursuant to this Section 3.3 will not be deemed to be a request for a demand registration pursuant to Sections 3.1 or 3.2.


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                           IV. REGISTRATION PROCEDURES

                  4.1. Filings; Information. Whenever MUSI or the Frisby Stockholder Representative (the "Registering Stockholder") request that any Registrable Securities be registered pursuant to Article III, the Company will use its best efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

                  (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company deems appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days; provided, however, that if the Company furnishes to the Registering Stockholder a certificate signed by the Company's Chief Executive Officer, President or any Vice-President stating that in his good faith judgment it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible, the Company will have a period of not more than 90 calendar days within which to file such registration statement measured from the date of the Company's receipt of the Registering Stockholder's request for registration in accordance with Article III.

                  (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Registering Stockholder and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Registering Stockholder and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Registering Stockholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

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                  (c) After the filing of the registration statement, the
Company will promptly notify the Registering Stockholder of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Registering Stockholder reasonably requests; provided, however, that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

                  (e) The Company will as promptly as is practicable notify the Registering Stockholder at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Registering Stockholder and to the Underwriters any such supplement or amendment. The Registering Stockholder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Registering Stockholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Registering Stockholder and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Registering Stockholder will deliver to the Company all copies, other than permanent file copies then in the Registering Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives such notice, the Company will extend the period during which such registration statement will be contained effective as provided in Section 4.1(a) by the number of days during the period from and including the date of the giving of such notice to the date when the Company will make available to the Registering Stockholder such supplemented or amended prospectus.

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                  (f) The Company will enter into customary agreements
(including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

                  (g) The Company will furnish to the Registering Stockholder and to each Underwriter a signed counterpart, addressed to the Registering Stockholder or such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Stockholder or the managing Underwriter may reasonably request.

                  (h) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (i) The Company will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not so listed, on a national securities exchange.

                  The Company may require the Registering Stockholder promptly to furnish in writing to the Company such information regarding the Registering Stockholder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

                  4.2. Registration Expenses. Registration Expenses incurred in connection with any registration made or requested to be made pursuant to
Article III will be borne by the Company, whether or not any such registration statement becomes effective, to the extent permitted by applicable law. The Registering Stockholder will pay, on a pro rata basis, any underwriting fees, discounts or commissions attributable to the sale of the Registrable Securities.

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                  4.3. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder registering shares pursuant to
Article III, its officers and directors, and each Person, if any, who controls each such Stockholder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company will have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Stockholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus will not inure to the benefit of any Stockholder if a copy of the current prospectus was not provided to the applicable purchaser by such Stockholder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 4.3.

                  4.4. Indemnification by Stockholders. Any Stockholder registering shares pursuant to Article III agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers and Directors and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with reference to information related to such Stockholder furnished in writing by or on behalf of such Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus; provided, however, that in no event will the liability of any Stockholder under this Section 4.4 be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Each such Stockholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as provided for in the underwriting agreement relating to such offering.

                  4.5. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.3 or Section 4.4, such Person will promptly notify the Person against whom such indemnity may be sought in writing and the indemnifying party upon request of the indemnified party will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to the proceeding; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may otherwise have to such indemnified person, except to the extent the indemnifying person shall have been materially prejudiced by such failure. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel will be paid by the Company. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party will indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  4.6. Contribution. (a) If the indemnification provided for herein is for any reason unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the Stockholders and any Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, Stockholders registering shares pursuant to Article III and the Underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Company and each Stockholder registering shares of Common Stock pursuant to Article III agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding subsection will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.6, no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder registering shares pursuant to Article III will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  4.7. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

                  4.8. Rule 144. The Company will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as any Stockholder may reasonably request to the extent required from time to time to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such Rule may be amended from time to time, or other appropriate rule or regulation adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to the Stockholder a written statement as to whether the Company has complied with such reporting requirements.

                  4.9. Restrictions on Public Sale by Holders of Registrable Securities. If and to the extent requested by the Company, in the case of a non-underwritten Public Offering, and if and to the extent requested by the managing Underwriter or Underwriters, in the case of an underwritten Public Offering, each of the Stockholders agree not to effect, except as part of such registration, any sale of the shares of Securities or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such Securities during such time period to which the Company agrees not to effect any sale of securities in connection therewith, or to which the Registering Stockholder agrees if the Company does not include any securities therein. In addition, each of the Stockholders agrees to execute any customary lock-up agreement reasonably requested by the managing Underwriter to confirm its agreement in accordance with the preceding sentence, but only if identical lock-up agreements are required of all principal Stockholders. Without limiting the generality of the foregoing, MUSI agrees that it and any of its transferees will, in connection with the Initial Public Offering, enter into a lock-up agreement for a period of up to eighteen months or, if MUSI does not exercise its option and acquire the Option Shares, twenty-four months.


                             V. CERTAIN ARRANGEMENTS

                  5.1. Board of Directors. (a) Immediately upon execution of this Agreement, the Stockholders will (i) elect those individuals set forth on
Schedule 5.1 as Directors of the Company, and (ii) cause the Board of Directors to adopt the By-laws in the form of Exhibit 5.1. Thereafter, each Stockholder agrees to vote all shares of Securities as to which it has voting rights for the election as Directors of the Company of (i) one persons designated from time to time by MUSI and (ii) four persons designated from time to time by the Frisby Group Representative.

                  (b) Each of the Stockholders further agrees to vote all the shares of Securities with respect to which it has voting rights, and to cause all persons designated by it as Directors to vote (i) in favor of the removal from the Board of Directors, upon notice to the other Stockholders, of any person or persons designated by MUSI or the Frisby Group Representative, as the case may be, and to elect to the unexpired term of each Director so removed another person designated by MUSI or the Frisby Group Representative, as the case may be, and (ii) in the event of any vacancy on the Board of Directors by reason of death or resignation, to elect to such unexpired term another person designated in accordance with Section 5.1(a) by the Stockholder that designated the deceased or resigned Director.

                  5.2. Certain Board Actions. The parties agree that without the prior unanimous approval of the Directors designated by MUSI and the Frisby Group Representative, the Company will not:

                  (a) amend its charter or By-laws;

                  (b) effect an Initial Public Offering which provides for the issuance of more than 1,900,000 shares of Common Stock (without giving effect to any shares of Common Stock to be offered pursuant to the Underwriter's over-allotment option) or at a price per share not within the range set forth in the Barington Agreement;

                  (c) other than as contemplated by the Purchase Agreement and the Ancillary Agreements, make or enter into any contract or commitment involving the payment of money, provision of services or the lending of any funds to any Stockholder or any Affiliate of any Stockholder other than in the ordinary course of business;

                  (d) make or enter into or amend any employment agreement, bonus or severance arrangement with any Frisby Stockholder;

                  (e) issue, grant, deliver, sell, redeem or purchase any shares of the Company's capital stock or any options or warrants with respect to any such shares of the Company's capital stock other than (i) pursuant to the Option Agreement, (ii) pursuant to any Public Offering of capital stock,(iii) as contemplated by clause 5.2(j) below or (iv) any other issuances which, in the aggregate, do not exceed three percent (3%) of the Company's capital stock on a fully-diluted basis;

                  (f) acquire any asset costing in excess of $250,000 or make or agree to make any capital expenditure in excess of $250,000;

                  (g) merge or consolidate with any other Person or sell all or substantially all of the assets of the Company;

                  (h) acquire all or substantially all of the assets of another Person or enter into a partnership or joint venture with another Person, which acquisition, partnership or joint venture has a transaction value in excess of $250,000.

                  (i) incur any indebtedness for borrowed money in excess of $500,000 or guarantee any such indebtedness or sell any debt securities of the Company or guarantee any debt securities of any Person;

                  (j) adopt any employee stock option plan, or any stock appreciation, phantom stock, profit participation or similar agreement or arrangement other than an employee stock option plan containing those terms set forth in Schedule 5.2;

                  (k) sell, mortgage, pledge, dispose or transfer all or a material portion of the Company's assets or business, other than licensing agreements or arrangements entered into in the ordinary course of business;

                  (l) make or enter into, amend or modify in any respect, any term or provision of any contract, commitment, arrangement or transaction involving Barington Capital Group, L.P. or Triangle Research and Development Corporation;

                  (m) purchase any real property;

                  (n) dissolve, liquidate, recapitalize or reorganize the Company;

                  (o) commence any case, proceeding or other action relating to bankruptcy or reorganization of the Company;

                  (p) distribute income or assets or declare any dividends; or

                  (q) enter into new lines of business.

                  Subject to the requirement of any applicable law, a Director's status as an "interested director" with respect to any matter enumerated above shall not preclude such Director from participating in, and voting on, such matter.

                  5.3. Financial Information. From and after the date hereof, the Company will transmit to MUSI copies of all financial information and other information concerning the Company's operations at the same time such financial and other information is given to the Directors. Without limiting the foregoing, the Company will provide MUSI by facsimile monthly financial statements and other financial information prepared for management on a regular basis, material business transaction information and such other information concerning the Company as may be reasonably requested by MUSI from time to time.

                  5.4. Key Man Insurance. The Company agrees to acquire and maintain a "Key Man" insurance policy in the amount of at least $2,500,000 (the "Insurance Amount") in respect of G. Frisby with the Company to be named as beneficiary under such policy. The Insurance Amount shall be adjusted from time to time as the Board of Directors shall deem necessary or desirable.

                  5.5. Confidentiality Obligation. MUSI agrees that the provisions of that certain Confidentiality Agreement dated November 14, 1997 (the "Confidentiality Agreement") between Dott. Luca Bassani Antivari and Ernst & Young LLP shall apply to MUSI with respect to all information provided to it pursuant to Section 5.3 of this Agreement as though MUSI were a party to such Confidentiality Agreement. In addition, prior to the disclosure to MUSI of any trade secrets, know-how or other confidentiality and proprietary intellectual property rights of the Company, MUSI will enter into an appropriate confidentiality and non-disclosure agreement with the Company.

                  5.6. LIDC Guaranty. In the event that the Company is required to make any payment to the Long Island Development Corporation ("LIDC") pursuant to that certain guaranty dated as of December 4, 1994 made by the Company in favor of LIDC, G. Frisby agrees to reimburse the Company the entire amount of any such payment.


                                VI. MISCELLANEOUS

                  6.1. Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

                  6.2. Entire Agreement. This Agreement, the Purchase Agreement and the Option Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement, the Purchase Agreement and the Option Agreement supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, the Purchase Agreement and the Option Agreement. None of this Agreement, the Purchase Agreement or any Option Agreement is intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder. In the event of any conflict between the provisions of this Agreement and that certain Shareholder Agreement dated as of December 10, 1997 by and among the Company, J. Frisby, and
G. Frisby, the applicable provisions of this Agreement will prevail.

                  6.3. Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by any party hereto to another party hereto will be in writing and will be given to such party at its address set forth in Annex I attached hereto, with, in the case of the Company, a copy sent to Secretary, Frisby Technologies, Inc. at its principal executive offices or, in the case of a Transfer permitted hereunder, to the address of the Transferee specified by it upon notice given in accordance with the terms hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice will be on file with the Secretary of the Company. Each such notice, request or other communication will be effective (i) if given by certified mail, 72 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (ii) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (iii) on the date sent if sent by electronic facsimile transmission, receipt confirmed.

                  6.4. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of such state.

                  6.5. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

                  6.6. Termination; Termination of Rights. This Agreement may be terminated at any time by an instrument in writing signed by the Company and Stockholders owning at least 90% of the Securities. At such time as any Stockholder owns 25% or less of the Securities owned by such Stockholder on the date hereof, all of such Stockholder's rights hereunder, including without limitation such Stockholder's rights under Articles II and III, will terminate; provided, however, that all of such Stockholder's obligations hereunder will remain in full force and effect.

                  6.7. Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as expressly contemplated hereby, neither this Agreement nor any provision hereof will be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

                  6.8. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Neither this Agreement nor any term or provision hereof may be amended or waived except by an instrument in writing signed, in the case of an amendment or waiver, by the Company and Stockholders owning at least 90% of the Common Stock.

                  6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  6.10. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

                  6.11. Consent to Jurisdiction. Each of the Stockholders and the Company irrevocably submits to the non-exclusive jurisdiction of any court located in the Borough of Manhattan or the United States Federal Court sitting in the Southern District of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Stockholders and the Company consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process, provided that to the extent lawful and possible, written notice of such service will also be mailed to such Stockholders or the Company, as the case may be. Each of the Stockholders and the Company agrees that such service will be deemed in every respect effective service of process upon such Stockholders or the Company, as the case may be, in any such suit, action or proceeding and will be taken and held to be valid personal service upon such Stockholder or the Company, as the case may be. Nothing in this subsection will affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each of the Stockholders and the Company waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 6.11.

                  6.12. Termination Upon Initial Public Offering. Upon an Initial Public Offering, the parties will effect an amendment to this Agreement to provide for the deletion of clauses (a), (b), (c), (d), (f), (g), (h), (i),
(k), (l), (m), (p) and (q) of Section 5.2 of this Agreement and any other appropriate amendments to Articles II, III and V of this Agreement.

                  6.13. Termination of Certain Right. MUSI's right to designate Directors pursuant to Section 5.1 and MUSI's rights under Section 2.3 shall terminate if (a) Dott. Luca Bassani Antivari ceases to own, directly or indirectly, a majority of the voting securities of MUSI, or (b) MUSI transfers fifty percent (50%) or more of its Securities to one or more Permitted Transferees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    FRISBY TECHNOLOGIES, INC.



                                    By: /s/ Gregory S. Frisby
                                       --------------------------------------
                                    Name:  Gregory S. Frisby
                                    Title: Chairman & Chief Executive Officer


                                    STOCKHOLDERS:

                                    /s/ Gregory S. Frisby
                                    ----------------------------------------
                                    Gregory S. Frisby

                                    /s/ Jeffry D. Frisby
                                    ----------------------------------------
                                    Jeffry D. Frisby


                                    MUSI INVESTMENTS S.A.



                                    By: /s/ Luca Bassani Antivari
                                        ------------------------------------
                                    Name: Dott. Luca Bassani Antivari
                                    Title: President

                                  Schedule 5.1

                        Initial Directors of the Company

                          Avv. Pietro Alessandro Motta
                                    G. Frisby
                                    J. Frisby

                                  Schedule 5.2

                           Employee Stock Option Terms

Amount of Option Shares:   Not more than 10% of the Company's Capitol Stock, on
                           a fully diluted basis.

Vesting: Proportionate vesting over a minimum of 36 months (credit for prior periods of employment).

Exercise Price:            Based on a fair market value as determined by the
                           Board of Directors.

Repurchase:                Prior to Initial Public Offering, Company has right
                           to re-purchase upon termination of participant's employment at then fair market value.